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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Manugistics Group, Inc. on Form S-3 of our reports dated March 28, 1997 (except
Note 12 as to which the date is May 9, 1997), appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. for the year ended February 28, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP

Washington, D.C.
February 26, 1998